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               SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C.  20549

                            --------

                            FORM 8-K

                         CURRENT REPORT
             PURSUANT TO SECTION 13 OR 15(d) OF THE
                 SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) July 25, 1995
(July 12, 1995)


                      NEW PLAN REALTY TRUST
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       (Exact Name of Registrant as Specified in Charter)


     Massachusetts              0-7532              13-1995781
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(State or Other Jurisdiction  (Commission         (IRS Employer
   of Incorporation)          File Number)    Identification No.)


1120 Avenue of the Americas, New York, New York   	10036

(Address of Principal Executive Offices)              (Zip Code)


Registrant's telephone number, including area code (212) 869-3000


(Former Name or Former Address, if Changed Since Last Report)

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Item 2.  Acquisition and Disposition of Assets

    Since the Forms 8-K filed by New Plan Realty Trust (the "Trust") dated June 16, 1995 and May 30, 1995, the Trust, on July 12, 1995, acquired Deerhorn Village Apartments, located in Kansas City, Missouri. Deerhorn Village Apartments is a residential apartment complex consisting of 309 apartment units on approximately 36 acres and is approximately 89% occupied. The seller of Deerhorn Village Apartments was Kemper Investors Life Insurance Company.

Item 7. Financial Statements, Pro Forma Financial Statements and Exhibits.

    (a) and (b)    Financial Statements of Businesses Acquired
                   and Pro Forma  Financial Information.

    The purchase price of the property (the
"Property") described in Item 2 above was approximately $6.4 million, all of which was paid in cash. The purchase price of the Property represents less than 10% of the total assets of the Trust.

    As a result of the acquisition of the Property, the properties acquired but as to which there are no audited financial statements, now exceed
10% of the assets of the Trust. Audited statements of revenues and certain operating expenses relative to the Property and pro forma condensed financial information reflecting the acquisition of the Property will be filed under cover of Form 8-K/A as soon as practicable, but not later than 60 days after this report on Form 8-K.

    (c)  Exhibits

    None.





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                           SIGNATURES

    Pursuant to the requirements of the Securities and Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  July 25, 1995

                                  NEW PLAN REALTY TRUST


                                  By:/s/ Michael I. Brown
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                                     Michael I. Brown
                                     Chief Financial Officer and
                                       Controller